UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Orion Energy Systems, Inc.

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June 19, 2015

Dear Fellow Shareholders:

Our 2015 Annual Meeting of Shareholders will be held on Wednesday, August 5, 2015, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Like last year, we have made access to our meeting easier due to the growing number of our institutional shareholders across the country and the world. So, rather than having to attend our meeting in person, you will be able to view and listen to our meeting live via the internet. We will broadcast the meeting as a live webcast through our website, www.oesx.com, and a replay will be available on our website during the month of August. Also, if you desire to ask an appropriate question at the meeting of our Board of Directors, management or auditors, you may do so by submitting your question in writing by July 31, 2015 to Alexandra Kirsenlohr (akirsenlohr@oesx.com).

Despite access to our webcast, if you still desire to attend the meeting in person, you will need to comply with our admission procedures. All shareholders as of the meeting record date, June 10, 2015, may attend the meeting, but must have an admission badge and photo identification in order to enter. You may request an admission badge by sending a request via mail or e-mail using the following contact information:

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

Attn: Alexandra Kirsenlohr

akirsenlohr@oesx.com

(920) 892-5410

In order to allow sufficient time for us to mail you an admission badge, your request must be received prior to 5:00 p.m., Central Time, on July 31, 2015. Admission badges will only be distributed via mail and will not be available for pick-up at the Annual Meeting.

If you are a shareholder of record (your shares are held in your name) as of the meeting record date, you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Shareowner Services. If you are a beneficial shareholder (your shares are held through a broker, bank or nominee) as of the meeting record date, you must provide current evidence of your ownership of shares as of the meeting record date with your admission request, which you can obtain from your broker, bank or nominee. No person will be allowed entry into the meeting if such person is deemed by the Company, in its discretion, to be a potential disruption to the meeting or a potential danger to the health or safety of other meeting participants.

We hope that by making access to our annual meeting easier through our website we’ll be able to reach a broader audience to hear about the exciting progress we are making at Orion.

Sincerely,

James R. Kackley
Chairman of the Board of Directors

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

(800) 660-9340

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Orion Energy Systems, Inc.:

Our 2015 Annual Meeting of Shareholders will be held on Wednesday, August 5, 2015, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

As we did last year, we have made access to our meeting easier for all of our shareholders. So, rather than having to attend our meeting in person, you will be able to view and listen to our meeting live via the internet. We will broadcast the meeting as a live webcast through our website, www.oesx.com, and a replay will be available on our website during the month of August. Despite access to our webcast, if you still desire to attend the meeting in person, you will need to comply with our admission procedures. All shareholders as of the meeting record date, June 10, 2015, may attend the meeting, but must have an admission badge and photo identification in order to enter. You may request an admission badge by following the procedure described in the accompanying proxy statement.

At the annual meeting, as we describe in the accompanying proxy statement, we will ask you to vote on the following matters:

1. the election of three nominees named in the attached proxy statement as Class II directors to serve terms expiring at the 2018 annual meeting of shareholders and one nominee named in the attached proxy statement as a Class III director to serve a term expiring at the 2016 annual meeting of shareholders, and, in each case, until their successors have been duly elected and qualified;

2. an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3. the ratification of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year 2016; and

4. such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

You are entitled to vote at the annual meeting only if you were a shareholder of record at the close of business on June 10, 2015. A proxy statement and proxy card are enclosed. Whether or not you expect to attend the annual meeting, it is important that you promptly complete, sign, date and mail the proxy card in the enclosed envelope so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the election of directors or on the advisory vote to approve the compensation of our named executive officers. Therefore, you must affirmatively take action to vote your shares at our annual meeting. If you do not, your shares will not be voted on these items.

By order of the Board of Directors:

John H. Scribante
Chief Executive Officer

Manitowoc, Wisconsin

June 19, 2015

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 5, 2015. The Orion Energy Systems, Inc. proxy statement for the 2015 Annual Meeting of Shareholders and the 2015 Annual Report to Shareholders are available at https://www.proxydocs.com/OESX.

Our Annual Report on Form 10-K is enclosed with this notice and proxy statement.

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

To be Held August 5, 2015

This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about June 19, 2015, in connection with the solicitation of proxies by our board of directors for use at our 2015 Annual Meeting of Shareholders to be held on Wednesday, August 5, 2015, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and at any adjournment or postponement thereof (which we refer to collectively as our “annual meeting”), for the purposes set forth in the attached Notice of 2015 Annual Meeting of Shareholders and as described herein.

Like last year, we have made access to our meeting easier due to the growing number of our institutional shareholders across the country and the world. So, rather than having to attend our meeting in person, you will be able to view and listen to our meeting live via the internet. We will broadcast the meeting as a live webcast through our website, www.oesx.com, and a replay will be available on our website during the month of August. Also, if you desire to ask an appropriate question at the meeting of our board of directors, management or auditors, you may do so by submitting your question in writing by July 31, 2015 to Alexandra Kirsenlohr (akirsenlohr@oesx.com). Despite access to our webcast, if you still desire to attend the meeting in person, you will need to comply with our admission procedures. All shareholders as of the meeting record date, June 10, 2015, may attend the meeting, but must have an admission badge and photo identification in order to enter. You may request an admission badge by sending a request via mail or e-mail using the following contact information:

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

Attn: Alexandra Kirsenlohr

akirsenlohr@oesx.com

(920) 892-5410

In order to allow sufficient time for us to mail you an admission badge, your request must be received prior to 5:00 p.m., Central Time, on July 31, 2015. Admission badges will only be distributed via mail and will not be available for pick-up at the annual meeting.

If you are a shareholder of record (your shares are held in your name) as of the meeting record date, you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Shareowner Services. If you are a beneficial shareholder (your shares are held through a broker, bank or nominee) as of the meeting record date, you must provide current evidence of your ownership of shares as of the meeting record date with your admission request, which you can obtain from your broker, bank or nominee. No person will be allowed entry into the meeting if such person is deemed by us, in our discretion, to be a potential disruption to the meeting or a potential danger to the health or safety of other meeting participants.

Execution of a proxy will not affect your right to attend the annual meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our board secretary, by notifying the appropriate personnel at the annual meeting in writing or by voting in person at the annual meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (1) for the board’s four director nominees set forth below; (2) for the advisory vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the executive compensation tables set forth below in this proxy statement; (3) for ratification of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year

2016; and (4) on such other matters that may properly come before the annual meeting in accordance with the best judgment of the persons named as proxies. Our board of directors has designated John H. Scribante and Scott R. Jensen, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the election of directors or on the advisory vote to approve the compensation of our named executive officers. Therefore, you must affirmatively take action to vote your shares at our annual meeting. If you do not, your shares will not be voted on these items.

The four nominees receiving the highest vote totals of the eligible shares of our common stock, no par value per share (“Common Stock”), will be elected as our directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The advisory vote to approve the compensation of our named executive officers and the appointment of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year 2016 will be approved if the votes cast in favor of approval exceed the votes cast against approval. Abstentions will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Only holders of record of shares of our Common Stock as of the close of business on June 10, 2015 (the “Record Date”) are entitled to vote at the annual meeting. As of the Record Date, we had 27,551,188 shares of Common Stock outstanding and entitled to vote. The record holder of each share of Common Stock outstanding on the Record Date is entitled to one vote per share on each matter submitted for shareholder consideration at the annual meeting. In order for us to validly transact business at the annual meeting, we must have a quorum present. A majority of the votes of the shares of Common Stock entitled to be cast, or shares representing at least 13,775,594 votes, will represent a quorum for the purposes of the annual meeting.

WE INTEND TO BEGIN MAILING THIS PROXY STATEMENT ON OR ABOUT JUNE 19, 2015.

PROPOSAL ONE:

ELECTION OF DIRECTORS

We maintain a staggered board of directors divided into three classes. Currently, there are three directors in each of Classes II and III and four directors in Class I. Each director generally serves for a term ending on the date of the third annual shareholders’ meeting following the annual shareholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified.

At the annual meeting, the terms of all three of our current Class II directors will expire. At the annual meeting, our shareholders will elect three Class II directors to serve until our 2018 annual meeting of shareholders and one Class III director to serve until our 2016 annual meeting of shareholders, and, in each case, until their successors are duly elected and qualified.

The board’s nominees for election as Class II directors are Mark C. Williamson, Michael W. Altschaefl and Anthony L. Otten and the nominee for election as a Class III director is Tryg C. Jacobson. Information about each of these nominees is set forth below. Following the election and assuming all director nominees are elected, we would have three directors in Class II and four directors in Classes I and III.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

The following sets forth certain information, as of June 19, 2015, about each of the board’s nominees for election at the annual meeting and each director of our company whose term will continue after our annual meeting.

Nominees For Election at the Annual Meeting

Class II Directors — Terms Expiring 2018

Mark C. Williamson, 61, has served as a director since April 2009 and was our lead independent director from October 2009 through May 2013. Mr. Williamson has been a partner of Putnam Roby Williamson Communications of Madison, Wis., a strategic communications firm specializing in energy utility matters, since 2008. He has more than 20 years of executive-level utility experience. Prior to joining Putnam Roby Williamson Communications, Mr. Williamson was vice president of major projects for American Transmission Company from 2002 to 2008, served as executive vice president and chief strategic officer with Madison Gas and Electric Company from 1986 to 2002 and, prior to 1986, was a trial attorney with the Madison firm Geisler and Kay S.C. We believe that Mr. Williamson’s background in the energy utility industry and in management positions qualify him for service as a director of our company.

Michael W. Altschaefl, 56, has served as a director since October 2009. Mr. Altschaefl currently serves as the President of Still Water Partners, Inc., a private investment firm. In addition, Mr. Altschaefl has served as the Chairman of E-S Plastic Products LLC, a custom manufacturer of plastic injection parts, since November 2013. Previously, Mr. Altschaefl served as the Vice President — Strategy and Business Development of Shiloh Industries, Inc., a public company and leading independent manufacturer of advanced metal product solutions for high volume applications in the North American automotive, heavy truck, trailer and consumer markets from January 2013 until October 2013. Mr. Altschaefl was an owner and Chief Executive Officer of Albany-Chicago Company LLC, a custom die cast and machined components company when Shiloh Industries purchased the company in December 2012. Mr. Altschaefl is a certified public accountant. Prior to acquiring Albany-Chicago Company LLC in 2008, Mr. Altschaefl worked for 27 years with two international independent registered public accounting firms, including 16 years as a partner. We believe that Mr. Altschaefl’s experience in leadership positions at manufacturing companies and his background as an accountant qualify him for service as a director of our company.

Anthony L. Otten, 59, is a director nominee. Mr. Otten currently serves as Chief Executive Officer of Versar, Inc. since February 2010 and has served as a member of the Board of Directors of Versar, Inc. since 2008.

Mr. Otten previously served as Managing Member of Stillwater, LLC from July 2009 to February 2010; Operating Partner of New Stream Asset Funding, LLC from 2007 to June 2009; Managing Member of Stillwater, LLC from 2004 to 2007 and Principal of Grisanti, Galef and Goldress, Inc. from 2001 to 2004. Previously, Mr. Otten held senior management positions with Cabot Corporation and Marriott Corporation. We believe that Mr. Otten’s experience as a Chief Executive Officer of a public company, capital markets expertise and merger and acquisition experience qualify him for service as a director of our company.

Class III Director — Term Expiring 2016

Tryg C. Jacobson, 59, has served as a director since May 2011. Since 2010, Mr. Jacobson has been the founder and president of Jake’s Café LLC, a collaborative community for creative professionals. Prior to founding Jake’s Café LLC, Mr. Jacobson was the owner and chairman of Jacobson Rost, a Wisconsin-based marketing communications firm specializing in corporate branding, from 1981 to 2010. Before joining Jacobson Rost, Mr. Jacobson ran Ice Nine Corporation, a Minneapolis textile printing firm he founded in 1978. Mr. Jacobson has also been a brand specialist/speaker for The Executive Committee since 1995, focusing on teaching his brand methodology to businesses in the United States and Canada. Mr. Jacobson also serves as a member of the board of directors of Sailing Education Association of Sheboygan (SEAS) and US Sailing Center Sheboygan. Mr. Jacobson previously served on the board of directors of Kohler Foundation and Surgical Site Solutions. We believe that Mr. Jacobson’s experiences in leadership positions at companies in the corporate communications and branding industry qualify him for service as a director of our company.

RECOMMENDATION OF THE BOARD: The board of directors recommends a vote for each of the above director nominees.

Directors Continuing in Office

Class III Directors — Terms Expiring 2016

James R. Kackley, 73, has served as a director since 2005 and as the non-executive chairman of our board since August 25, 2010, and served as our president and chief operating officer from July 2009 until May 2010. Mr. Kackley practiced as a public accountant for Arthur Andersen, LLP from 1963 to 1999. From 1974 to 1999, he was an audit partner for the firm. In addition, in 1998 and 1999, he served as chief financial officer for Andersen Worldwide. From June 1999 to May 2002, Mr. Kackley served as an adjunct professor at the Kellstadt School of Management at DePaul University. From 2005 until 2014, Mr. Kackley served as a director and a member of the executive committee and the audit committee of Herman Miller, Inc. From 2004 until 2010, Mr. Kackley served as a director and member of the management resources and compensation committee and audit committee of PepsiAmericas, Inc. prior to its sale, and from February 2007 to October 2007 he also served as a director and a member of the nominating and governance committee and the audit committee of Ryerson, Inc. prior to its sale. In December 2010, Mr. Kackley was elected to the board of directors of Perficient, Inc., a publicly-traded information technology consulting firm, where he serves as non-executive chairman of the board, as a member of the audit committee and the nominating and governance committee and as chairman of the compensation committee. We believe that Mr. Kackley’s background as an accountant and chief financial officer, his public company board of directors service, his role as our president and chief operating officer and his experience in leadership positions in business qualify him for service as a director of our company.

James D. Leslie, 54, has served as a director since May 2013. Mr. Leslie currently serves as the vice chair of the Blake School and the chair of JD Leslie Family Foundation. Since 2014, Mr. Leslie has served as the CEO and Director of Vidku Inc., an online video interaction platform company. Between October 3, 2011 and June 30, 2013, Mr. Leslie was employed by Datalink Corporation, a national data center solutions company, serving as its executive vice president of advisory services from October 1, 2012 to June 30, 2013 and as executive vice president of strategy and business development from October 3, 2011 to September 30, 2012. Prior to joining Datalink Corporation, Mr. Leslie served as chairman and chief executive officer of Midwave, an information technology services company founded by Mr. Leslie. Mr. Leslie graduated from the University of California, Berkeley. We believe that Mr. Leslie’s prior experience as a chief executive officer and in senior management positions qualify him for service as a director of our company.

Thomas N. Schueller, 72, has served as a director since April 2010. From 2007 until his retirement in 2009, Mr. Schueller was chief credit officer and managing director of Lake Shore Wisconsin Corporation, a commercial banking enterprise headquartered in Sheboygan, Wisconsin. Prior to his position at Lake Shore Wisconsin Corporation, Mr. Schueller served as president and senior loan review officer of Community Bank and Trust of Sheboygan, a commercial bank headquartered in Sheboygan, Wisconsin, from 1990 to 2007. From 1970 to 1989, Mr. Schueller served in a variety of positions, including senior vice president and regional senior lender, for Citizens Bank and Trust in Sheboygan. We believe that Mr. Schueller’s career in the commercial finance industry and his experience in helping to finance many growth companies qualify him for service as a director of our company.

Class I Directors — Terms Expiring 2017

John H. Scribante, 50, was appointed as our chief executive officer and a director in September 2012. Prior to his appointment as chief executive officer, Mr. Scribante served as the president of Orion Engineered Systems Division since August 2009, after serving as our senior vice president of business development since 2007. Mr. Scribante served as our vice president of sales from 2004 until 2007. Prior to joining our company, Mr. Scribante co-founded and served as chief executive officer of Xe Energy, LLC, a distribution company that specialized in marketing energy reduction technologies, from 2003 to 2004. From 1996 to 2003, he co-founded and served as president of Innovize, LLC, a company that provided outsourcing services to mid-market manufacturing companies. We believe that Mr. Scribante’s experience working with our company since 2004, as well as his prior experience in high level management positions, qualify him for service as a director of our company.

Michael J. Potts, 51, became our president and chief operating officer in July 2010. Prior to becoming our president and chief operating officer, Mr. Potts served as our executive vice president since 2003 and has served as a director since 2001. Mr. Potts joined our company as our vice president — technical services in 2001. Prior to joining our company, Mr. Potts founded Energy Executives Inc., a consulting firm that assisted large energy-consuming clients on energy issues. From 1988 through 2001, Mr. Potts was employed by Kohler Co., one of the world’s largest manufacturers of plumbing products. From 1990 through 1999 he held the position of supervising engineer — energy in Kohler’s energy and utilities department. In 2000, Mr. Potts assumed the position of supervisor — energy management group of Kohler’s entire corporate energy portfolio, as well as the position of general manager of its natural gas subsidiary. Mr. Potts is licensed as a professional engineer in Wisconsin. We believe that Mr. Potts’ experiences as our executive vice president and in leadership roles in the energy industry and his public affairs experience and engineering background qualify him for service as a director of our company.

Kenneth L. Goodson, Jr., 62, has served as a director since May 2013. Since 1997, Mr. Goodson was employed by Herman Miller Inc., serving as the executive vice president of worldwide operations from 2001 until his retirement on August 1, 2013. Following his retirement, Mr. Goodson has served as a consultant to Herman Miller Inc. with responsibility for training and developing new operations executives. Mr. Goodson previously served on the board of directors of Fender Musical Instruments Corporation from 2006 until 2014, including eight years on the audit committee and personnel committee (including the chair of the personnel committee for two years). Mr. Goodson graduated in 1975 from The Pennsylvania State University with a Bachelor of Science in Administrative Management. We believe that Mr. Goodson’s background in the energy industry and in management positions qualify him for service as a director of our company.

Elizabeth Gamsky Rich, 56, has served as a director since June 2010. Since 1985, Ms. Rich has been in private practice as an attorney with her practice concentrated in business law, environmental law, energy law, land use law, real estate law, and litigation. Ms. Rich has served as a member of the board of directors for Outpost Natural Foods, Gateway 2 Center Inc., the Wisconsin State Bar Board of Governors and the Plymouth Arts Foundation, and she currently serves on the board of directors for the Farm-to-Consumer Legal Defense Foundation. We believe that Ms. Rich’s background in advising companies in the energy and environmental sectors and her experience as a director for various entities qualify her for service as a director of our company.

We strongly encourage our directors to attend our annual meeting. All of our then-serving directors attended our 2014 annual meeting.

CORPORATE GOVERNANCE

Board of Directors — General

Our board of directors met five times during fiscal 2015. All of our directors attended at least seventy-five percent of the aggregate of (a) the total number of meetings of the board held during the fiscal year while they were a director and (b) the total number of meetings held by all committees of the board on which they served during the fiscal year while they were serving on the committees.

Our board has determined that each of Ms. Rich and Messrs. Altschaefl, Goodson, Jacobson, Kackley, Leslie, Otten, Schueller and Williamson is independent under listing standards of the NYSE MKT as well as the Nasdaq Capital Market. Our board generally uses the director independence standards set forth by the NYSE MKT and the Nasdaq Capital Market as its subjective independence criteria for directors, and then makes an affirmative determination as to each director’s independence by taking into account other, objective criteria as applicable.

Standing Board Committees

Our board of directors has established the following standing committees: an audit and finance committee, a compensation committee and a nominating and corporate governance committee. Our board has adopted charters for each standing committee describing their respective responsibilities. The charters are available on our website at www.oesx.com.

Our audit and finance committee is currently comprised of Messrs. Altschaefl, Kackley, Goodson, Schueller and Williamson, with Mr. Altschaefl acting as the chair. Each member of the audit and finance committee is an audit committee financial expert, as defined under rules of the Securities and Exchange Commission (the “SEC”) implementing Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal responsibilities and functions of our audit and finance committee are to (i) oversee the reliability of our financial reporting, the effectiveness of our internal control over financial reporting, and the independence of our internal and external auditors and audit functions and (ii) oversee the capital structure of our company and assist our board of directors in assuring that appropriate capital is available for operations and strategic initiatives. In carrying out its accounting and financial reporting oversight responsibilities and functions, our audit and finance committee, among other things, oversees and interacts with our independent auditors regarding the auditors’ engagement and/or dismissal, duties, compensation, qualifications and performance; reviews and discusses with our independent auditors the scope of audits and our accounting principles, policies and practices; reviews and discusses our audited annual financial statements with our independent auditors and management; and reviews and approves or ratifies (if appropriate) related party transactions. Our audit and finance committee also is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. Our audit and finance committee met nine times in fiscal 2015. Each member of our audit and finance committee meets the requirements for independence under the current rules of the NYSE MKT, the Nasdaq Capital Market and the SEC.

Our compensation committee is currently comprised of Ms. Rich and Messrs. Jacobson, Kackley, Leslie and Williamson, with Mr. Williamson acting as the chair. The principal functions of our compensation committee include (i) administering our incentive compensation plans; (ii) establishing performance criteria for, and evaluating the performance of, our executive officers; (iii) annually setting salary and other compensation for our executive officers; (iv) overseeing the company’s response to the outcome of the advisory vote on executive compensation; and (v) annually reviewing the compensation paid to our non-employee directors. Our compensation committee met five times in fiscal 2015. Each member of our compensation committee meets the requirements for independence under the current NYSE MKT, the Nasdaq Capital Market and SEC rules. Previously, during fiscal 2013, our compensation committee engaged Towers Watson, a compensation consultant, to provide it with Towers Watson’s market assessment, with a focus on competiveness, of the total compensation of the company’s executive officers to assist the committee in determining fiscal 2013 compensation. Towers Watson provided no other services to us during fiscal 2013. In light of the analysis provided by Towers Watson in setting executive compensation for fiscal 2013 and because no significant changes in the underlying compensation elements have been made since such engagement, our compensation committee did not engage the services of a compensation consultant to determine executive compensation for fiscal 2014, 2015 or 2016. In general, the compensation committee has determined to engage an independent compensation consultant every several years, unless factors or circumstances change significantly.

Our nominating and corporate governance committee is comprised of Ms. Rich and Messrs. Altschaefl, Kackley and Schueller, with Mr. Schueller acting as the chair. The principal functions of our nominating and corporate governance committee are, among other things, to (i) establish and communicate to shareholders a method of recommending potential director nominees for the committee’s consideration; (ii) develop criteria for selection of director nominees; (iii) identify and recommend persons to be selected by our board of directors as nominees for election as directors; (iv) plan for continuity on our board of directors; (v) recommend action to our board of directors upon any vacancies on the board; and (vi) consider and recommend to our board other actions relating to our board of directors, its members and its committees. Our nominating and corporate governance committee met four times in fiscal 2015. Each member of our nominating and corporate governance committee meets the requirements for independence under the current NYSE MKT, the Nasdaq Capital Market and SEC rules.

Board Leadership Structure and Role in Risk Oversight

Our board of directors does not have a policy on whether or not the roles of chief executive officer and chairman should be separate. Our board reserves the right to assign the responsibilities of the chief executive officer and chairman in different individuals or in the same individual if, in the board’s judgment, a combined chief executive officer and chairman position is determined to be in the best interest of our company. In the circumstance where the responsibilities of the chief executive officer and chairman are vested in the same individual or in other circumstances when deemed appropriate, the board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.

The positions of chief executive officer and chairman have been separate since August 25, 2010, when our board elected Mr. Kackley as the non-executive chairman of the board. Our board retains the authority to modify this structure to best address our company’s unique circumstances as and when appropriate.

Our full board is responsible for the oversight of our operational risk management process. Our board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our audit and finance committee, including risks relating to execution of our growth strategy, acquiring companies or businesses, the effects of the recessionary global economy on customer purchases, communications with the investment community regarding the impact of various activities on profitability, component inventory supply, our ability to expand our partner network, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, wireless inventory investment and risk of obsolescence, security of information systems and data, implementation of new information systems, credit risk, product liability, costs of reliance on external advisors and addition of new renewable energy technologies, with appropriate reporting of these risks made periodically to the full board. Our board relies on our compensation committee to address significant risk exposures facing our company with respect to compensation. As described herein under the heading “Risk Assessment of our Compensation Policies and Practices,” each year, our compensation committee conducts a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect our company. Our board’s role in the oversight of our risk management has not affected our board’s determination that separate chief executive officer and chairman positions constitute the most appropriate leadership structure for our company at this time. Our audit and finance committee and our full board review and comment on the draft risk factors for disclosure in our annual and quarterly reports and use the receipt of such draft risk factors to initiate discussions with appropriate members of our senior management if such risk factors raise questions or concerns about the status of operational risks then facing our company.

Nominating and Corporate Governance Committee Procedures

Our nominating and corporate governance committee will consider shareholder recommendations for potential director nominees, which should be sent to the Nominating and Corporate Governance Committee, c/o board secretary, Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220. The time by which such recommendations must be received in order to be timely is set forth below under “Shareholder Proposals.” The information to be included with recommendations is set forth in our Amended and Restated Bylaws, and factors that our nominating and corporate governance committee will consider in selecting director nominees are set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on our website at www.oesx.com. Our nominating and corporate governance committee evaluates all potential nominees in the same manner, and may consider, among other things, a candidate’s strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, industry knowledge and experience and geographic, gender, age, and ethnic diversity. Our nominating and corporate governance committee believes that directors should display the highest personal and professional ethics, integrity and values and sound business judgment. The committee also believes that, while diversity and variety of experiences and viewpoints represented on our board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of geographic, gender, age or ethnic diversity. Our nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. As part of its periodic self-assessment, our nominating and corporate governance committee assesses the effectiveness of its director selection policy described in this paragraph, including its provisions relating to the consideration of diversity.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, employees and officers, including our principal executive officer, our principal financial officer, our controller and persons performing similar functions. Our Code of Conduct is available on our web site at www.oesx.com. Any material amendments or waivers relating to the Code of Conduct will be disclosed on our web site referenced in this paragraph within four business days following the date of such amendment or waiver.

EXECUTIVE OFFICERS

The following table sets forth information as of June 19, 2015 regarding our current executive officers:

Name	Age	Position
John H. Scribante	49	Chief Executive Officer
Scott R. Jensen	48	Chief Financial Officer, Chief Accounting Officer and Treasurer
Michael J. Potts	51	President and Chief Operating Officer
Marc Meade	30	Executive Vice President

The following biographies describe the business experience of our executive officers. (For biographies of Messrs. Scribante and Potts, see “Proposal One: Election of Directors” above.)

Scott R. Jensen has been our chief financial officer since June 3, 2011, our chief accounting officer since October 31, 2011 and our treasurer since July 2008. He also served as our chief accounting officer from April 2011 until June 3, 2011, as our chief financial officer from July 2008 until April 2011, as our controller and vice president of corporate finance from 2007 until 2008 and as our director of finance from 2004 to 2007. From 2002 to 2004, Mr. Jensen was the manager of financial planning and analysis at the Mirro Co. (a division of Newell Rubbermaid). Mr. Jensen is a certified public accountant.

Marc Meade was promoted to the position of executive vice president on January 1, 2014. Mr. Meade had previously served as our senior vice president of finance and operations since November 2012, as vice president of finance and operations of Orion Asset Management and director of finance from February 2012 until November 2012, as finance and taxation manager from 2010 until February 2012 and as director of business development from 2009 to 2010. Prior to joining us in May 2009, Mr. Meade was staff assistant at Schenck SC in the government and not-for-profit solutions division from January 2009 until May 2009. Mr. Meade graduated from Lakeland College in May 2009 with a Bachelor of Arts in accounting with an emphasis in taxation and minor in economics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during fiscal 2015 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for fiscal 2015. The NEOs are identified below in the table titled “Summary Compensation Table for Fiscal 2015.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after fiscal 2015 when we believe it enhances the understanding of our executive compensation program.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building shareholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve strong financial performance, particularly increased revenue, profitability, free cash flow, cost containment and shareholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our shareholders.

In light of these objectives, we have sought to reward our NEOs for achieving financial performance goals, creating value for our shareholders, and for loyalty and dedication to our company. We continue to implement a corporate culture that focuses on profit before tax, along with revenue growth, and our fiscal 2014, 2015 and 2016 compensation programs were designed to incentivize and reward short-term and long-term decisions that benefit earnings and increase shareholder value.

In late fiscal 2014, our management team recommended, and our compensation committee approved, the following attributes for our fiscal 2015 executive compensation program:

•

Awarded our NEOs with increases to their base salaries (other than Marc Meade, whose salary was not further increased in fiscal 2015 because it was previously increased in connection with his promotion to executive vice president on January 1, 2014) following a freeze on executive salaries in fiscal 2014;

•

Implemented a fiscal 2015 annual cash bonus program that focused on profitability, as well as increased revenue, in order to incentivize decisions that benefited earnings and increased shareholder value. The fiscal 2015 annual cash bonus plan provided that no bonuses would be paid to our NEOs unless the company achieved at least (i) $2.3 million of profit before taxes and (ii) revenue of $90.4 million; and

•

Granted long-term incentive awards in the form of (i) three-year pro rata vesting restricted stock grants (representing 60% of the total long-term incentive award) in order to reward our NEOs for increasing shareholder value and to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership and (ii) cash awards (representing 40% of the total long-term incentive award) payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of their restricted stock awards.

In early fiscal 2016, our management team recommended, and our compensation committee approved, the following attributes for our fiscal 2016 executive compensation program:

•

Freezes on the salaries for each of our NEOs other than Marc Meade, whose salary was increased due to his increased responsibilities with regard to manufacturing operations, new product development and sourcing initiatives and also to further align his salary with division presidents. The base salaries for our other NEOs were frozen due to the salary increases received in fiscal 2015;

•

Implemented a fiscal 2016 annual cash bonus program that focuses on profitability, as well as increased revenue, in order to incentivize decisions that benefit earnings and increase shareholder value. The fiscal 2016 annual cash bonus plan provides that no bonuses will be paid to our NEOs unless the company achieves at least (i) $110,000 of profit before taxes and (ii) revenue growth of 10% more than fiscal year 2015; and

•

Continued the practice of granting long-term incentive awards in the form of (i) three-year pro rata vesting restricted stock grants (representing 60% of the total long-term incentive award) in order to reward our NEOs for increasing shareholder value and to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership and (ii) cash awards (representing 40% of the total long-term incentive award) payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of their restricted stock awards; provided, however, that we permitted our NEOs to elect (prior to the grant of the award) to forego the cash portion of the long-term incentive award and receive the entire long-term incentive award in the form of three-year pro rata vesting restricted stock.

Our compensation committee has reserved the right and discretion to make exceptions to our executive compensation programs, including as any such exception may apply to the determination of any and/or all of the relative base salaries, cash bonuses, long-term incentive compensation and/or total direct compensation of our executives, for outstanding contributions to the overall success of our company and the creation of shareholder value, as well as in cases where it may be necessary or advisable to attract and/or retain executives who our compensation committee believes are or will be key contributors to creating and sustaining shareholder value, as determined by our compensation committee based on the recommendations of our chief executive officer (in all cases other than our chief executive officer’s own compensation). Our compensation committee also has the discretion to adjust the achievement of the financial metrics under our annual cash bonus programs for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.

Setting Executive Compensation

Our board of directors, our compensation committee and our chief executive officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program. Our compensation committee consists of Ms. Rich and Messrs. Jacobson, Kackley, Leslie and Williamson (Chair). Each member of our compensation committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the company’s response to the outcome of the advisory votes of shareholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans. Our chief executive officer makes recommendations to our compensation committee regarding the compensation of other executive officers and attends meetings of our compensation committee at which our compensation committee considers the compensation of other executives. Our compensation committee considers these recommendations, but has the final discretionary responsibility for determining the compensation of all of our executive officers.

The compensation committee considered the results from the shareholder advisory vote on executive compensation at our 2014 annual meeting of shareholders as support for the company’s compensation policies and practices. At our 2014 annual meeting of shareholders, more than 97% of the votes cast on the shareholder advisory vote on executive compensation were in favor of our executive compensation. Our board of directors and our compensation committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. Our board of directors has determined that our shareholders should vote on a say-on-pay proposal each year in accordance with the preference expressed by shareholders on the “say-when-on-pay” proposal at our 2011 annual meeting of shareholders.

Under our fiscal 2015 cash bonus program for NEOs, no bonuses were to be paid unless the company achieved at least (i) $2.3 million of profit before taxes and (ii) revenue of $90.4 million. Under the fiscal 2015 bonus program, for every $1.00 of profit before taxes and bonus expenses earned over the $2.3 million threshold up to a maximum of $5.0 million, a bonus pool of $0.38 would have been earned, up to a maximum total bonus pool of $1,026,000 for all participating executives. In fiscal 2015, the Company reported revenue of $72.2 million and $31.9 million of loss before tax. Accordingly, our NEOs did not earn bonuses for fiscal 2015 despite the company’s accomplishments over the past year that should strengthen the foundation and future prospects of the company, including:

•	Continuing to implement new initiates to support our continued transition to LED products;

•	Entering into a new revolving credit facility;

•	Completing a $19.1 million follow-on public common stock offering;

•	Continuing to implement a cost-cutting program that has, and should continue to have, a positive effect on our costs and profitability;

•	Continuing to streamline our product development process and introducing new LED products to the market; and

•	Continuing to reorganizing our sales force to better meet the needs of customers.

For fiscal year 2016, our management proposed, and our compensation committee approved, freezes on the fiscal 2015 salaries for each of our NEOs other than Marc Meade, whose salary was increased due to his increased responsibilities with regard to manufacturing operations, new product development and sourcing initiatives and also to further align his salary with division presidents. In addition, our management proposed, and our compensation committee approved, an incentive compensation program consisting of (i) an annual incentive cash bonus opportunity and (ii) long-term incentive compensation consisting of awards of three-year pro rata vesting restricted stock grants and cash awards payable in one-third increments upon the annual vesting of tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards; provided, however, that we permitted our NEOs to elect (prior to the grant of the award) to forego the cash portion of the long-term incentive award and receive the entire long-term incentive award in the form of three-year pro rata vesting restricted stock. All of our NEOs elected to receive the combined cash and restricted stock award.

In setting compensation for fiscal year 2015, our compensation committee considered the prior compensation programs for the NEOs of PowerSecure International, Inc. and EnerNOC, Inc., two similar profitable growth companies operating in the alternative energy sector. In setting compensation for fiscal year 2016, our compensation committee prepared its own internal report on recent trends in executive compensation at public companies in general, including pay-for-performance, say-on-pay, merit increases, annual incentives, long-term incentives and perquisites. In addition, our compensation committee considered the prior compensation program for the NEOs of LSI Industries Inc., a peer company in the LED lighting market.

Previously, during fiscal 2013, our compensation committee engaged Towers Watson, a compensation consultant, to provide it with Towers Watson’s market assessment, with a focus on competiveness, of the total compensation of the company’s executive officers to assist the committee in determining fiscal 2013 compensation. In light of the analysis provided by Towers Watson in setting executive compensation for fiscal 2013 and because no significant changes in the underlying compensation elements have been made since such engagement, our compensation committee did not engage the services of a compensation consultant to determine executive compensation for fiscal 2014, 2015 or 2016. In general, the compensation committee has determined to engage an independent compensation consultant every several years, unless factors or circumstances change significantly.

To assure independence, the compensation committee pre-approves all other work unrelated to executive compensation proposed to be provided by a compensation consultant, if any. The compensation committee also considers all factors relevant to the consultant’s independence from management, including but not limited to the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our compensation committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers.

The compensation committee also assessed the independence of the company’s outside legal counsel, with whom the committee consults from time to time, using the factors set forth above and determined that the outside legal counsel was independent and that there were no conflicts of interest with respect to its work for the committee.

Elements of Executive Compensation

Our current executive compensation program for our NEOs consists of the following elements:

•	Base salary;

•	Short-term incentive compensation;

•	Long-term incentive compensation; and

•	Retirement and other benefits.

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year.

In late fiscal 2014, management recommended, and our compensation committee approved, increases to the salaries of our NEOs (other than Mr. Meade) in effect at the end of fiscal 2014 following the freeze on executive salaries in fiscal 2014. In approving the increases to the salaries of our NEOs, the compensation committee considered the prior freezes on salaries, the fact that no bonuses were earned under our fiscal 2014 cash bonus program despite the company’s accomplishments over the past year that should strengthen the foundation and future prospects of the company. Mr. Meade’s salary was not increased due to the increase in salary he received in connection with his promotion to executive vice president in January 2014.

In early fiscal 2016, management recommended, and our compensation committee approved, freezes on the fiscal 2015 salaries for each of our NEOs other than Marc Meade, whose salary was increase due to his increased responsibilities with regard to manufacturing operations, new product development and sourcing initiatives and also to further align his salary with division presidents. The salaries for each of our other NEOs were frozen due to the increases to salaries in fiscal 2015 and our relative financial performance in fiscal 2015.

The fiscal 2016 base salaries for our NEOs, as well as the percentage increase from the fiscal 2015 base salaries, if any, are as follows:

Name and Current Position	Fiscal 2016 Base Salary	Fiscal 2015 Base Salary	Percentage Increase Over Fiscal 2015 Base Salary
John H. Scribante	$545,000	$545,000	0%
Chief Executive Officer
Michael J. Potts	$315,000	$315,000	0%
President and Chief Operating Officer
Scott R. Jensen	$285,000	$285,000	0%
Chief Financial Officer, Chief Accounting Officer and Treasurer
Marc Meade	$235,000	$210,000	12%
Executive Vice President

Incentive Compensation — Fiscal 2015

For fiscal 2015, our management proposed, and our compensation committee approved, an incentive compensation program consisting of (i) an annual incentive cash bonus opportunity and (ii) long-term incentive compensation consisting of awards of three-year pro rata vesting restricted stock grants (representing 60% of the total long-term incentive award) and cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards (representing 40% of the total long-term incentive award) in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards. The annual incentive cash bonus opportunity and the long-term incentive compensation for fiscal 2015 are discussed in detail below.

Annual Incentive Cash Bonus Opportunity for Fiscal 2015

Under the fiscal 2015 cash bonus program for NEOs, no bonuses were to be paid unless the company achieved at least (i) $2.3 million of profit before taxes and (ii) revenue of $90.4 million. Under the fiscal 2015 bonus program, for every $1.00 of profit before taxes and bonus expenses earned over the $2.3 million threshold up to a maximum of $5.0 million, a bonus pool of $0.38 would have been earned, up to a maximum total bonus pool of $1,026,000 for all participating executives.

For fiscal 2015, our compensation committee established a target maximum bonus for each of our NEOs as follows:

Name	Target Maximum Bonus	Percentage of Fiscal 2015 Base Salary
John Scribante	$545,000	100%
Chief Executive Officer
Mike Potts	$157,500	50%
President and Chief Operating Officer
Scott Jensen	$99,750	35%
Chief Financial Officer, Chief Accounting Officer and Treasurer
March Meade	$73,500	35%
Executive Vice President

In fiscal 2015, the Company reported revenue of $72.2 million and $31.9 million of loss before tax. Accordingly, our NEOs did not earn bonuses for fiscal 2015 despite the company’s accomplishments over the past year that should strengthen the foundation and future prospects of the company, which are described above.

Long-Term Equity Incentive Compensation for Fiscal 2015

Our compensation committee granted our NEOs awards of three-year pro rata vesting restricted stock because it believes granting restricted stock rewards our NEOs for increasing shareholder value and also helps to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. In addition, our management proposed, and our compensation committee approved cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards. In general, the value of restricted stock awards must be reported by the recipient as ordinary income in the year that the award vests, even if the NEO does not sell the shares. Accordingly, our compensation committee approved cash awards payable in one-third increments upon the annual vesting of tandem restricted stock awards in order to provide funds to be used by the NEOs to pay income taxes associated with the restricted stock awards to avoid having our NEOs sell or pledge shares to pay the associated tax liability. The compensation committee approved contingent cash awards of $211,336 for Mr. Scribante, $122,148 for Mr. Potts, $110,515 for Mr. Jensen and $13,432 for Mr. Meade.

Our compensation committee awarded our NEOs with restricted stock awards valued at $317,005 for Mr. Scribante, $183,223 for Mr. Potts, $165,773 for Mr. Jensen and $20,149 for Mr. Meade (with the dollar values converted into a specific number of shares based on the closing price of our Common Stock on the NYSE MKT). The restricted stock awards resulted in a grant of the following number of shares to our NEOs on May 15, 2014:

Name and Current Position	Restricted Stock (#)
John H. Scribante	75,478
Chief Executive Officer
Michael J. Potts	43,625
President and Chief Operating Officer
Scott R. Jensen	39,470
Chief Financial Officer, Chief Accounting Officer and Treasurer
Marc Meade	4,798
Executive Vice President

Incentive Compensation — Fiscal 2016

For fiscal 2016, our management proposed, and our compensation committee approved, an incentive compensation program consisting of (i) an annual incentive cash bonus opportunity and (ii) long-term incentive compensation consisting of awards of three-year pro rata vesting restricted stock grants (representing 60% of the total long-term incentive award) and cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards (representing 40% of the total long-term incentive award) in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards; provided, however, that we permitted our NEOs to elect (prior to the grant of the award) to forego the cash portion of the long-term incentive award and receive the entire long-term incentive award in the form of three-year pro rata vesting restricted stock. The annual incentive cash bonus opportunity and the long-term incentive compensation for fiscal 2016 are discussed in detail below.

Annual Incentive Cash Bonus Opportunity for Fiscal 2016

Under the fiscal 2016 cash bonus program for NEOs, no bonuses will be paid unless the company achieves at least (i) $110,000 of profit before taxes and (ii) revenue growth of 10% more than fiscal year 2015. Under the fiscal 2016 bonus program, for every $1.00 of profit before taxes and bonus expenses earned over the $110,000 threshold up to $1.5 million, a bonus pool of $0.25 will be earned, and for every $1.00 of profit before taxes and bonus expenses earned over $1.5 million up to $3.5 million, a bonus pool of $0.269 will be earned. The maximum total bonus pool for NEOs is $884,500.

The financial targets described above are not a prediction of how we will perform during fiscal year 2016. The purpose of the targets is to provide appropriate financial metrics to determine amounts of compensation under our incentive compensation program. The targets are not intended to serve, and should not be relied upon, as guidance or any other indication of our expected future performance.

Our compensation committee has the discretion to adjust the achievement of the financial metrics under the fiscal 2016 annual cash bonus program for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.

The compensation committee established a target maximum bonus for each of our NEOs as follows for fiscal 2016:

Name	Target Maximum Bonus	Percentage of Fiscal 2016 Base Salary
John Scribante	$545,000	100%
Chief Executive Officer
Mike Potts	$157,500	50%
President and Chief Operating Officer
Scott Jensen	$99,750	35%
Chief Financial Officer, Chief Accounting Officer and Treasurer
March Meade	$82,250	35%
Executive Vice President

Long-Term Incentive Compensation for Fiscal 2016

Our management proposed, and our compensation committee approved, long-term incentive awards for fiscal 2016 valued at $528,341 for Mr. Scribante, $305,371 for Mr. Potts, $276,288 for Mr. Jensen and $227,817 for Mr. Meade. Our NEOs were provided with the option to accept (i) 100% of the award in the form of three-year pro rata vesting restricted stock or (ii) 60% of the award in the form of three-year pro rata vesting restricted stock and 40% in the form of cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards. Our compensation committee granted our NEOs awards of three-year pro rata vesting restricted stock because it continues to believe that granting restricted stock rewards our NEOs for increasing shareholder value and also helps to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. In addition, our compensation committee approved the option for our NEOs to accept a portion of the total long-term incentive award in cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards. All of our NEOs elected to receive the combined cash and restricted stock award.

The restricted stock awards (with the dollar values converted into a specific number of shares based on the closing price of our Common Stock on the NYSE MKT) resulted in a grant of the following number of shares to our NEOs on May 26, 2015:

Name and Current Position	Restricted Stock (#)
John H. Scribante	143,441
Chief Executive Officer
Michael J. Potts	82,906
President and Chief Operating Officer
Scott R. Jensen	75,010
Chief Financial Officer, Chief Accounting Officer and Treasurer
Marc Meade	61,851
Executive Vice President

Retirement and Other Benefits

Welfare and Retirement Benefits. As part of a competitive compensation package, we sponsor a welfare benefit plan that offers health, life and disability insurance coverage to participating employees. We also sponsor an employee stock purchase plan under which our employees may purchase shares of our Common Stock. In addition, to help our employees prepare for retirement, we sponsor the Orion Energy Systems, Inc. 401(k) Plan and match employee contributions at a rate of 3% of the first $5,000 of an employee’s contributions (i.e., capped at $150). Our NEOs participate in the broad-based welfare plans, our employee stock purchase plan and the

401(k) Plan on the same basis as our other employees, except that they are not eligible for the loan program under the employee stock purchase plan. We also provide enhanced life and disability insurance benefits for our NEOs. Under our enhanced life insurance benefit, we pay the full cost of premiums for life insurance policies for our NEOs. The amounts of the premiums are reflected in the Summary Compensation Table below. Our enhanced disability insurance benefit includes a higher maximum benefit level than under our broad-based plan, cost of living adjustments and a portability feature.

Perquisites and Other Personal Benefits. We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable us to attract and retain employees for key positions. We provide Messrs. Scribante and Potts with a car allowance of $1,000 per month. We also provide our NEOs with an aggregate business development pool of $20,000 for use with respect to business development, customer experience and other related items with individual expenditures approved at the discretion of our chief executive officer.

Severance and Change of Control Arrangements

We provide certain protections to our NEOs in the event of certain terminations of their employment, including enhanced protections for certain terminations that may occur after a change of control of our company. However, our NEOs will only receive the enhanced severance benefits following a change in control if their employment terminates without cause or for good reason. We describe this type of severance arrangement as being subject to a “double trigger.” All payments, including any double trigger severance payments, to be made to our NEOs in connection with a change of control under their employment agreements and any other of our agreements or plans will be subject to a potential “cut-back” in the event any such severance payments or other benefits become subject to non-deductibility or excise taxes as “excess parachute payments” under Code Section 280G or 4999. The cut-back provisions have been structured such that all amounts payable under their employment agreements and other of our agreements or plans that constitute change of control payments will be cut back to one dollar less than three times the executive’s “base amount,” as defined by Code Section 280G, unless the executive would retain a greater amount by receiving the full amount of the payment and paying the related excise taxes (a so-called “valley provision”).

Our 2003 Stock Option Plan and our 2004 Stock and Incentive Awards Plan also provide potential protections to our NEOs in the event of certain changes of control. Under these plans, our NEOs’ stock options and restricted stock that are unvested at the time of a change of control may become vested on an accelerated basis in the event of certain changes of control.

We selected these triggering events to afford our NEOs some protection in the event of a termination of their employment, particularly after a change of control of our company. We believe these types of protections better enable our NEOs to focus their efforts on behalf of our company without undue concern over the impact on their employment or financial security of a change of control of our company. We also provide severance benefits in order to obtain from our NEOs certain concessions that protect our interests, including their agreement to confidentiality, intellectual property rights waiver, non-solicitation and non-competition provisions. See below under the heading “Payments upon Termination or Change of Control” for a description of the specific circumstances that would trigger payment or the provision of other benefits under these arrangements, as well as a description, explanation and quantification of the payments and benefits under each circumstance.

Other Policies

Policies On Timing of Equity Awards.    Our compensation committee and board of directors have adopted a general policy on the timing of equity awards, under which our compensation committee generally will make annual equity awards beginning effective as of the date three business days after our next quarterly (or fiscal year-end) earnings release following the decision to make the grant, regardless of the timing of the decision. Our compensation committee has elected to grant equity awards shortly following our earnings releases so that the awards are granted (and with respect to stock options, priced, and with respect to restricted stock, valued) at a point in time when the most important information about our company then known to management and our board is likely to have been disseminated in the market.

Our board of directors has also delegated limited authority to our chief executive officer, acting as a subcommittee of our compensation committee, to grant equity-based awards under our 2004 Stock and Incentive Awards Plan. Our chief executive officer may grant awards covering up to 250,000 shares of our Common Stock per fiscal year to certain non-executive officers in connection with offers of employment, promotions and certain other circumstances. Shares subject to awards granted under this delegated authority which are subsequently cancelled or forfeited may be added back to the delegated share authority grant amount. Under this delegation of authority, any options or stock appreciation rights granted by our chief executive officer must have an effective grant date on the first business day of the month following the event giving rise to the award.

Our 2004 Stock and Incentive Awards Plan does not permit awards of stock options or stock appreciation rights with an effective grant date prior to the date our compensation committee or our chief executive officer takes action to approve the award.

Executive Officer Stock Ownership Guidelines.    One of the key objectives of our executive compensation program is alignment of the interests of our executive officers with the interests of our shareholders. We believe that ensuring that executive officers are shareholders and have a significant financial interest in our company is an effective means to accomplish this objective.

The number of shares required to be held by our executive officers is as follows:

Position	Number Of Shares
Chief Executive Officer	112,154
Chief Operating Officer	38,077
Executive Vice President	38,077
Chief Financial Officer	38,077
Senior Vice President	11,539
Vice President	11,539

Executive officers are permitted to satisfy these ownership guidelines with shares of our Common Stock that they acquire through the exercise of stock options or other similar equity-based awards, through retention upon vesting of restricted stock awards or other similar equity-based awards and through direct share purchases. Our executive officers who were executive officers at the time of the adoption of the amended guidelines have until the fifth anniversary of the adoption to satisfy the ownership requirement. Newly appointed executive officers will have until the fifth anniversary of their appointment as executive officers to satisfy the ownership requirement. All of our executive officers have either satisfied the ownership requirement or have additional time to do so.

Tax Considerations.    In setting compensation for our NEOs, our compensation committee considers the deductibility of compensation under the Code. Section 162(m) of the Code generally prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1.0 million that is paid to the chief executive officer and other NEOs, excluding the chief financial officer. However, compensation that is considered “performance-based” compensation under Section 162(m) is not subject to the $1.0 million limit on deductibility. We obtained shareholder approval of the material terms of the performance goals under our 2004 Stock and Incentive Awards Plan at our 2011 annual shareholders meeting to enable us to qualify awards granted under the Plan as performance-based compensation to the extent the other applicable requirements of Section 162(m) are satisfied. Our compensation committee intends to consider the deductibility of performance-based compensation under Section 162(m) in setting compensation for our NEOs, but it may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive compensation levels and structures for our executive officers. For example, as disclosed in this Compensation Discussion and Analysis, we have granted restricted stock to our NEOs that vests based solely on continued service. Such restricted stock will not qualify as performance-based compensation under Section 162(m) and, therefore, will not be exempt from the $1.0 million limit on deductibility under Section 162(m). Despite not being eligible for deductibility under Section 162(m) to the extent the value of any individual’s restricted stock exceeds $1.0 million in value, our compensation committee believed that such awards were appropriate to provide motivational and retention incentives to our NEOs that are tied directly to the value of the Common Stock. In addition, notwithstanding our intentions, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify.

We maintain certain deferred compensation arrangements for our employees and non-employee directors that are potentially subject to Code Section 409A. If such an arrangement is neither exempt from the application of Code Section 409A nor complies with the provisions of Code Section 409A, then the employee or non-employee director participant in such arrangement is considered to have taxable income when the deferred compensation vests, even if not paid at such time, and such income is subject to an additional 20% income tax. In such event, we are obligated to report such taxable income to the IRS and, for employees, withhold both regular income taxes and the 20% additional income tax. If we fail to do so, we could be liable for the withholding taxes and interest and penalties thereon. Stock options with an exercise price lower than the fair market value of our Common Stock on the date of grant are not exempt from coverage under Code Section 409A. We believe that all of our stock option grants are exempt from coverage under Code Section 409A. Our deferred compensation arrangements are intended to either qualify for an exemption from, or to comply with, Code Section 409A.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the compensation committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our compensation committee’s review and discussions with management, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Mark A. Williamson, Chair

Tryg C. Jacobson

James R. Kackley

James D. Leslie

Elizabeth Gamsky Rich

Summary Compensation Table for Fiscal 2015

The following table sets forth for our NEOs the following information for each of the past three fiscal years or for such shorter period as the NEO has been a NEO: (i) the dollar amount of base salary earned; (ii) the dollar value of bonuses and non-equity incentive plan compensation earned; (iii) the grant date fair value, determined under Accounting Standards Codification Topic 718 (“ASC Topic 718”), for all equity-based awards held by our NEOs; (iv) all other compensation and (v) the dollar value of total compensation.

Name and Current Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
John H. Scribante	2015	545,000	—	317,008	—	26,594	(3)	888,602
Chief Executive	2014	460,000	—	231,078	—	13,428		704,506
Officer	2013	396,039	230,000	95,000	218,664	6,092		945,795

Scott R. Jensen	2015	285,000	—	165,774	—	17,880	(4)	468,654
Chief Financial Officer,	2014	255,000	—	44,812	—	144		299,956
Chief Accounting Officer and Treasurer	2013	255,000	51,625	25,000	32,364	144		364,133

Michael J. Potts	2015	315,000	—	183,225	—	13,002	(5)	511,227
President and Chief	2014	285,000	—	71,548	—	16,362		372,910
Operating Officer	2013	281,667	74,500	50,000	64,728	16,362		487,257

Marc Meade	2015	210,000	—	20,152	—	4,618		234,770
Executive Vice President	2014	183,750	—	187,574	—	5,444		376,768

(1)	Represents the grant date fair value calculated pursuant to ASC Topic 718 for restricted stock awards. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal year ended March 31, 2015.

(2)	Represents the grant date fair value calculated pursuant to ASC Topic 718 for the indicated fiscal year for option awards. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal year ended March 31, 2015.

(3)	Includes an automobile allowance of $12,000, $4,598 in disability insurance premiums and $9,996 in life insurance premiums.

(4)	Includes a vacation payout of $10,962, $5,123 in disability insurance premiums and $1,651 in life insurance premiums

(5)	Includes an automobile allowance of $9,000 and $4,002 in life insurance premiums.

Grants of Plan-Based Awards for Fiscal 2015

As described above in the Compensation Discussion and Analysis, under our 2004 Stock and Incentive Awards Plan and employment agreements with certain of our NEOs, we granted restricted stock and non-equity incentive awards (i.e., cash bonuses) to our NEOs in fiscal 2015. The following table sets forth information regarding all such awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Thres- hold ($)		Target ($)		Max ($)		Thres- hold (#)	Target (#)	Max (#)
John Scribante			—	(2)	—	(2)	$545,000	(2)	—	—	—
			—	(3)	—	(3)	$211,336	(3)	—	—	—
	5/15/14	5/14/14										75,478	(4)	—	—	$317,008
Scott Jensen			—	(2)	—	(2)	$99,750	(2)	—	—	—
			—	(3)	—	(3)	$110,515	(3)	—	—	—
	5/15/14	5/14/14										39,470	(4)	—	—	$165,774
Michael Potts			—	(2)	—	(2)	$157,500	(2)	—	—	—
			—	(3)	—	(3)	$122,148	(3)	—	—	—
	5/15/14	5/14/14										43,625	(4)	—	—	$183,225
Marc Meade			—	(2)	—	(2)	$73,500	(2)	—	—	—
			—	(3)	—	(3)	$13,432	(3)	—	—	—
	5/15/14	5/14/14										4,798	(4)	—	—	$20,152

(1)	Represents the grant date fair value computed in accordance with ASC Topic 718.

(2)	The fiscal 2015 incentive cash bonus program provided for maximum award amounts for each executive, but did not include threshold or target award amounts. Under the program, no bonuses would be paid unless the company achieved at least (i) $2.3 million of profit before taxes and (ii) revenue of at least $90.4 million. For every $1.00 of profit before taxes and bonus expenses earned over the $2.3 million threshold up to a maximum of $5.0 million, a bonus pool of $0.38 would have been earned.

(3)	Represents cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards. Amounts vest 1/3 per year on May 15, 2015, 2016 and 2017.

(4)	Vests 1/3 per year on May 15, 2015, 2016 and 2017.

Outstanding Equity Awards at Fiscal 2015 Year End

The following table sets out information about the outstanding equity awards held by our NEOs at the end of fiscal 2015 on March 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Scribante	66,666	33,334	(2)	$1.62	11/12/2022	162,741	(3)	$511,007
	40,000	60,000	(4)	$2.03	06/12/2022
	13,387	3,348	(15)	$3.46	05/18/2020
	200,000	50,000	(5)	$3.01	09/01/2019
	7,054	—		$3.78	05/19/2019
	21,452	—		$5.35	08/08/2018
	40,000	—		$2.50	06/02/2016
Mr. Jensen	10,000	15,000	(6)	$2.00	06/18/2022	59,366	(7)	$186,409
	8,263	2,066	(9)	$3.46	05/18/2020
	100,000	—		$5.44	02/05/2020
	11,759	—		$3.78	05/19/2019
	16,502	—		$5.35	08/08/2018
	25,000	—		$2.20	03/01/2017
Mr. Potts	20,000	30,000	(6)	$2.00	06/18/2022	78,417	(8)	$246,229
	9,314	2,342	(10)	$3.46	05/18/2020
	11,759	—		$3.78	05/19/2019
	21,452	—		$5.35	08/08/2018
	45,000	—		$2.20	12/20/2016
Mr. Meade	8,000	12,000	(11)	$2.05	02/01/2023	24,798	(14)	$77,866
	20,000	5,000	(12)	$3.45	11/01/2020
	8,000	12,000	(13)	$3.46	05/18/2020
	5,000	—		$4.70	02/01/2020

(1)	The amounts in this column have been computed based on the closing price of our common stock of $3.14 on March 31, 2015. The actual value realized by the executive will depend on the market value of our common stock on the date that the award vests.

(2)	This option vests on November 13, 2015, contingent on Mr. Scribante’s continued employment through the vesting date.

(3)	15,000 shares vest in equal increments on June 18, 2015, 2016 and 2017, 8,375 shares vest on September 27, 2015, 63,888 shares vest in equal increments on May 28, 2015 and 2016, and 75,478 shares vest in equal increments on May 15, 2015, 2016 and 2017; in each instance contingent on Mr. Scribante’s continued employment through the applicable vesting date.

(4)	20% of the total amount awarded vested and became exercisable on June 12, 2015. The remainder vests in equal increments on June 12, 2016 and 2017 contingent on Mr. Scribante’s continued employment through the applicable vesting date.

(5)	The option will vest completely when our Common Stock’s average closing price over five consecutive trading days equals or exceeds $8.00 per share, contingent on Mr. Scribante’s continued employment through the applicable vesting date.

(6)	20% of the total amount awarded vested and became exercisable on June 18, 2015. The remainder vests in equal increments on June 18, 2016 and 2017 contingent on the executive’s continued employment through the applicable vesting date.

(7)	7,500 shares vests in equal increments on June 18, 2015, 2016 and 2017, 12,396 shares vest in equal increments on May 28, 2015 and 2016, and 39,470 shares vest in equal increments on May 15, 2015, 2016 and 2017; in each instance contingent on the executive’s continued employment through the applicable vesting date.

(8)	15,000 shares vests in equal increments on June 18, 2015, 2016 and 2017, 19,792 shares vest in equal increments on May 28, 2015 and 2016, and 43,625 shares vest in equal increments on May 15, 2015, 2016 and 2017; in each instance contingent on the executive’s continued employment through the applicable vesting date.

(9)	The award vested on May 18, 2015.

(10)	The award vested on May 18, 2015.

(11)	The remainder vests in equal increments on February 1, 2016, 2017 and 2018, contingent on Mr. Meade’s continued employment through the applicable vesting date.

(12)	The remainder vests on November 1, 2015, contingent on Mr. Meade’s continued employment through the applicable vesting date.

(13)	10% of the total amount awarded vested and became exercisable on May 18, 2015. The remainder vests in equal increments on May 18, 2016, 2017, 2018, 2019 and 2020, contingent on Mr. Meade’s continued employment through the applicable vesting date.

(14)	20,000 shares vests in equal increments on January 1, 2016, 2017, 2018 and 2019, and 4,798 shares vest in equal increments on May 15, 2015, 2016 and 2017; in each instance contingent on Mr. Meade’s continued employment through the applicable vesting date.

(15)	Vested on May 18, 2015.

Option Exercises and Stock Vested for Fiscal 2015

The following table sets forth information about the exercise of options by our NEOs and the vesting of their restricted stock awards in fiscal 2015.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Scribante	25,000	$48,750	36,995	$217,353
Scott Jensen	7,000	$18,850	8,698	$39,628
Michael Potts	—	—	14,896	$67,355
Marc Meade	—	—	—	—

(1)	The amounts in this column have been computed based on the closing price of our common stock on the vesting date.

Payments Upon Termination or Change of Control

Employment Agreements

Under the employment agreements we currently have with Messrs. Scribante, Potts, Jensen and Meade, such NEOs are entitled to certain severance payments and other benefits upon a qualifying employment termination, including certain enhanced protections under such circumstances occurring after a change in control of our company. If such executive’s employment is terminated without “cause” or for “good reason” prior to the end of the employment period, the executive will be entitled to a lump sum severance benefit equal to a multiple

(indicated in the table below) of the sum of his base salary plus the average of the prior three years’ bonuses; a pro rata bonus for the year of the termination; and COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. To receive these benefits, such executives must execute and deliver to us (and not revoke) a general release of claims.

“Cause” is defined in the employment agreements as a good faith finding by our board of directors that the executive has (i) failed, neglected, or refused to perform the lawful employment duties related to his position or that we assigned to him (other than due to disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring our interests, business, or reputation; (iii) violated or failed to comply in any material respect with our published rules, regulations, or policies; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any of our property (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of the employment agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with us.

“Good reason” is defined in the employment agreements as the occurrence of any of the following without the executive’s consent: (i) a material diminution in the executive’s base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the executive must perform services; (iv) a material breach by us of any provision of the employment agreement; or (v) our employment of Neal R. Verfuerth as a senior executive officer. The definition of “good reason” in Mr. Meade’s employment agreement does not include items (ii) and (v) above and the definition of “good reason” in Mr. Jensen’s employment agreement does not include item (ii) above.

The severance multiples, employment and renewal terms and restrictive covenants under the employment agreements, prior to any change of control occurring, are as follows:

Executive	Severance	Employment Term	Renewal Term	Non-compete and Confidentiality
John H. Scribante	2 × Salary + Avg. Bonus	3 Years	2 Years	Yes
Michael J. Potts	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes
Scott Jensen	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes

Marc Meade	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes

We set the severance multiples, employment and renewal terms and restrictive covenants under the employment agreements based on advice from Towers Watson that such multiples and terms were consistent with general public company practice and our subjective belief at the time that these amounts and terms were necessary to provide our NEOs with compensation arrangements that will help us to retain and attract high-quality executives in a competitive job market. The severance multiples and employment and renewal terms vary among our individual NEOs based on the advice of Towers Watson that such multiples and terms were consistent with general public company practice and our subjective judgment. We did not ascertain the basis or support for Towers Watson’s advice that such multiples and other terms are consistent with general public company practice.

The employment agreements for our NEOs also provide enhanced benefits following a change of control of our company. Upon a change of control, such executive’s employment term is automatically extended for a specified period, which varies among the individual executives as shown in the chart below. Following the change of control, the executive is guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the change of control. In addition, the executive is guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the change of control.

The severance provisions remain the same as in the pre-change of control context as described above, except that the multiplier used to determine the severance amount and the post change of control employment term increases, as is shown in the table below. The table also indicates the provisions in the employment agreements regarding triggering events and the treatment of payments under the agreements if the non-deductibility and excise tax provisions of Code Sections 280G and 4999 are triggered, as discussed below.

Executive	Severance	Post Change of Control Employment Term	Trigger	Excise Tax Gross-Up	Valley
John H. Scribante	3 × Salary + Avg. Bonus	2 Years	Double	No	Yes
Michael J. Potts	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes
Scott Jensen	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes
Marc Meade	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes

We set the post change of control severance multiples and employment terms under the NEOs’ employment agreements based on our belief that these amounts and terms would provide appropriate levels of protection for the NEOs to enable them to focus their efforts on behalf of our company without undue concern for their employment or financial security following a change in control. In making this determination, our compensation committee considered information provided by Towers Watson indicating that the proposed change of control severance multiples and employment terms were generally consistent with the practices of Towers Watson’s surveyed companies.

A change of control under the employment agreements generally occurs when a third party acquires 20% or more of our outstanding stock, there is a hostile board election, a merger occurs in which our shareholders cease to own 50% of the equity of the successor, we are liquidated or dissolved, or substantially all of our assets are sold. We have agreed to treat these events as triggering events under the employment agreements because such events would represent significant changes in the ownership of our company and could signal potential uncertainty regarding the job or financial security of the NEOs. Specifically, we believe that an acquisition by a third party of 20% or more of our outstanding stock would constitute a significant change in ownership of our company because we have a relatively diverse, widely-dispersed shareholder base. We believe the types of protections provided under our employment agreements better enable our executives to focus their efforts on behalf of our company during such times of uncertainty.

The employment agreements contain a “valley” excise tax provision to address Code Sections 280G and 4999 non-deductibility and excise taxes on “excess parachute payments.” Code Sections 280G and 4999 may affect the deductibility of, and impose additional excise taxes on, certain payments that are made upon or in connection with a change of control. The valley provision provides that all amounts payable under the employment agreement and any other of our agreements or plans that constitute change of control payments will be cut back to one dollar less than three times the executive’s “base amount,” as defined by Code Section 280G, unless the executive would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the employment agreements, we are not obligated to gross up executives for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.

Equity Plans

Our equity plans provide for certain benefits in the event of certain changes of control. Under both our existing 2003 Stock Option Plan and our 2004 Stock and Incentive Awards Plan, if there is a change of control, our compensation committee may, among other things, accelerate the vesting of restricted stock and exercisability of all outstanding stock options and/or require that all outstanding options be cashed out. Our 2003 Stock Option Plan defines a change of control as the occurrence of any of the following:

•

With certain exceptions, any “person” (as such term is used in sections 13(d) and l4(d) of the Exchange Act), becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of our then outstanding securities.

•

Our shareholders approve (or, if shareholder approval is not required, our board approves) an agreement providing for (i) our merger or consolidation with another entity where our shareholders immediately prior to the merger or consolidation will not beneficially own, immediately after the merger or consolidation, securities of the surviving entity representing more than 50% of the voting power of the then outstanding securities of the surviving entity, (ii) the sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

•	Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of our then outstanding shares.

•

Directors are elected such that a majority of the members of our board shall have been members of our board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

A change of control under our 2004 Stock and Incentive Awards Plan generally occurs when a third party acquires 20% or more of our outstanding stock, there is a hostile board election, a merger occurs in which our shareholders cease to own 50% of the equity of the successor, or we are liquidated or dissolved or substantially all of our assets are sold.

Payments Upon Termination

The following table summarizes the estimated value of payments and other benefits to which our NEOs would have been entitled under the employment agreements and equity plans described above upon certain terminations of employment, assuming, solely for purposes of such calculations, that (i) the triggering event or events occurred on March 31, 2015, (ii) in the case of the pro rata target bonus, that no bonus was earned for the year of termination and (iii) in the case of a change of control, the vesting of all stock options and restricted stock held by our NEOs was accelerated.

Name	Benefit	Without Cause or for Good Reason ($)	Without Cause or for Good Reason in Connection With a Change of Control ($)
John H. Scribante	Severance	$1,243,333	$1,865,000
	Pro Rata Target Bonus	—	—
	Benefits	—	—
	Acceleration of Equity*	—	$634,774
	Excise Tax Cut-Back	—	—

	Total	$1,243,333	$2,499,774

Michael J. Potts	Severance	$339,833	$679,667
	Pro Rata Target Bonus	—	—
	Benefits	$20,415	$20,415
	Acceleration of Equity*	—	$280,429
	Excise Tax Cut-Back	—	—

	Total	$360,248	$908,511

Scott Jensen	Severance	$302,208	$604,417
	Pro Rata Target Bonus	—	—
	Benefits	$20,415	$20,415
	Acceleration of Equity*	—	$203,509
	Excise Tax Cut-Back	—	—

	Total	$322,623	$828,341

Marc Meade	Severance	$210,000	$420,000
	Pro Rata Target Bonus	—	—
	Benefits	$20,415	$20,415
	Acceleration of Equity*	—	$90,946
	Excise Tax Cut-Back	—	($59,479)

	Total	$230,415	$471,882

Total		$2,156,619	$4,780,508

*	Based on the closing price of our Common Stock on March 31, 2015.

Payments Upon Change of Control (No Termination)

If a change of control had occurred at the end of our fiscal 2015 on March 31, 2015, and our compensation committee had accelerated the vesting of all of the unvested stock options and restricted shares then held by our NEOs and cashed them out for a payment equal to, with respect to stock options, the product of (i) the number of shares underlying such options and (ii) the excess, if any, of the closing price per share of our Common Stock on March 31, 2015 and the exercise price per share of such options, and with respect to restricted stock, a cash payment equal to the product of (i) the number of unvested restricted shares and (ii) the closing price of our common stock on March 31, 2015, our NEOs would have received approximately the following benefits:

Name	Number of Unvested Option Shares Accelerated and Cashed Out (#)	Value Realized for Stock Options ($)	Number of Unvested Restricted Stock Shares Accelerated and Cashed Out (#)	Value Realized For Restricted Stock ($)
John H. Scribante	146,682	$123,769	162,741	$511,007
Scott R. Jensen	17,066	$17,100	59,366	$186,409
Michael J. Potts	32,342	$34,200	78,417	$246,229
Marc Meade	29,000	$13,080	24,798	$77,866

RISK ASSESSMENT OF OUR COMPENSATION POLICIES AND PRACTICES

Each year, our compensation committee conducts a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect our company. We believe that we have designed a balanced approach to our compensation programs that rewards both our NEOs and our other key employees for achieving our annual and longer-term strategic objectives and financial and business performance goals that we believe will help us achieve sustained growth and success over the long-term. We believe that our compensation committee has structured our total executive compensation to ensure that there is a focus on incentivizing and rewarding both near-term financial performance and sustained long-term shareholder appreciation. While it is possible that the pursuit of our strategic objectives and our annual financial performance targets that determine our incentive compensation may lead to employee behavior that may increase certain risks to our company, we believe that we have designed our compensation programs to help mitigate against such concerns and to help ensure that our compensation practices and decisions are consistent with our strategic business plan and our enterprise risk profile.

During our annual review, our compensation committee takes the following actions:

•	Identifies our material compensation arrangements and categorizes them according to the levels of potential risk-taking behaviors that our compensation committee believes they may encourage.

•

Meets with our chief executive officer and chief financial officer to develop a better understanding of our enterprise risk profile and the material risks, including reputational risk and those described under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, that we face and the relationship of our compensation policies and practices to those identified enterprise-related risks.

•

Evaluates the levels of potential risk-taking that may be encouraged by each material compensation arrangement to determine whether it is appropriate in the context of our overall compensation arrangements, our objectives for our compensation arrangements, our strategic goals and objectives and our enterprise risk profile.

•	Identifies and evaluates the likely effectiveness of the risk-mitigation attributes contained in our compensation policies and practices, as set forth below.

As part of its review of our compensation policies and practices, our compensation committee identified the following attributes that it believes help to mitigate against the potential for excessive or unnecessary risks to be realized by our company as a result of our compensation policies and practices:

•

We believe that we have set base salaries at a sufficient level to discourage excessive or unnecessary risk taking. We believe that base salary, as a non-variable element of compensation, helps to moderate the incentives to incur risk in the pursuit of increased financial performance metrics that are directly tied to the payment of variable elements of compensation. To perform its moderating function, we believe that base salary should make up a substantial portion of target total compensation. Our NEOs’ fiscal 2014 and 2015 base salaries were, on average, more than 50% of their fiscal 2014 and 2015, respectively, total actual compensation.

•

Our incentive compensation goals in each of fiscal 2015 and 2016 are directly tied to and support our strategic business plan and are based upon annual operating budget levels that are reviewed and approved by our board of directors and that we believe are attainable at their targeted levels without the need to (i) take excessive or unnecessary risks; (ii) take actions that would violate our Code of Conduct; or (iii) make material changes to our long-term business strategy or our methods of management or operation.

•	Our fiscal 2015 and 2016 incentive compensation programs capped the amount of cash bonus opportunity and provided for three-year vesting of equity awards.

•

Our fiscal 2015 and 2016 bonus programs use the achievement of both profitability and revenue as bonus targets. We believe that using different financial metrics helps to mitigate excessive or unnecessary risk taking and the motivation to focus on achieving any single financial performance measure that is directly tied to the amount of our incentive compensation.

•

Our incentive compensation for fiscal 2015 and 2016 was a combination of cash incentives and three-year vesting equity awards, so that employees only realize value on such equity awards through sustained long-term appreciation of our shareholder value. The board believes that this combination of short and long-term incentive compensation lowers the risk of unnecessary short term risk taking associated with annual incentive programs.

•

Our incentive compensation for fiscal 2015 and 2016 provide for cash bonus awards payable in one-third increments upon the annual vesting of tandem restricted stock awards in order to provide liquidity for our NEOs to pay the income taxes associated with the vesting of such awards; provided, however, that in fiscal 2016 we provided our NEOs with the option to accept the entire award solely in restricted stock. We believe the option to accept a portion of the long-term incentive award in cash provides a mechanism for our NEOs to pay the taxes associated with the vesting of restricted stock without having our NEOs sell or pledge shares in order to pay for the associated taxes. We believe this structure will help to increase the level of company share ownership by our NEOs.

•	We have implemented stock ownership guidelines for all of our executive officers, which we believe help to focus them on long-term stock price appreciation and sustainability.

•

We have adopted a “clawback” policy as an additional risk mitigation provision. Our clawback policy calls on our board of directors to require reimbursement from any officer of an amount equal to the amount of any overpayment or overrealization of any incentive compensation paid to, or realized by, the officer if:

(i) The payment or vesting of incentive compensation was predicated upon the achievement of certain company financial or operating results with respect to the applicable performance period that were subsequently the subject of a material financial statement restatement (other than a restatement due to subsequent changes in generally accepted accounting principles, policies or practices) that adversely affects our prior announced or stated financial results, financial condition or cash flows;

(ii) In our board’s view, the recipient engaged in misconduct that caused, partially caused or otherwise contributed to the need for the financial statement restatement; and

(iii) Vesting would not have occurred, or no payment or a lower payment would have been made to the recipient, based upon our restated financial results, financial condition or cash flow.

As a result of the compensation committee’s annual review, our compensation committee did not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking in light of our strategic plan, business objectives and our enterprise risk profile. Accordingly, our compensation committee did not implement any material changes in response to this review.

PROPOSAL TWO:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our NEOs allows our shareholders to express their views on our executive compensation programs.

The compensation committee considered the results from the shareholder advisory vote on executive compensation at our 2014 annual meeting of shareholders as support for the company’s compensation policies and practices. At our 2014 annual meeting of shareholders, more than 97% of the votes cast on the shareholder advisory vote on executive compensation were in favor of our executive compensation. Our board of directors and our compensation committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. Our board of directors has determined that our shareholders should vote on a say-on-pay proposal each year in accordance with the preference expressed by shareholders on the “say-when-on-pay” proposal at our 2011 annual meeting of shareholders.

We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building shareholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve strong financial performance, particularly increased revenue, profitability, free cash flow and shareholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our shareholders.

In light of these objectives, we have sought to reward our NEOs for achieving financial performance goals, creating value for our shareholders, and for loyalty and dedication to our company. Since 2014, we have worked to implement a new culture that focuses on profit before tax, along with revenue growth, and our fiscal 2014, 2015 and 2016 compensation programs were designed to incentivize and reward short-term and long-term decisions that benefit earnings and increase shareholder value. Some examples of recent actions we have taken to further these objectives include:

•

Our decision to pay no bonuses for fiscal 2014 or 2015 despite achieving the revenue threshold in fiscal 2014 and despite the company’s accomplishments over the past two years that should strengthen the foundation and future prospects of the company, including: continuing to implement new initiates to support our continued transition to LED products; entering into a new revolving credit facility; completing a $19.1 million follow-on public common stock offering; continuing to implement a cost-cutting program that has, and should continue to have, a positive effect on our costs and profitability; continuing to streamline our product development process and introducing new LED products to the market; and continuing to reorganizing our sales force to better meet the needs of customers.

•

Our decision to freeze salaries at the fiscal 2015 levels for all NEOs other than Marc Meade, whose salary was increase due to his increased responsibilities with regard to manufacturing operations, new product development and sourcing initiatives and also to further align his salary with division presidents. The salaries for each of our other NEOs were frozen due to the increases to salaries in fiscal 2015 following a freeze on salaries in fiscal 2014 and due to the financial performance of the company during fiscal 2015.

•

Our decision to implement cash bonus programs in fiscal 2014, 2015 and 2016 that focus on profitability and provide that no bonuses will be paid unless the company achieves at a specified level of profit before taxes and increased revenue from the prior fiscal year;

•

Granting long-term equity incentive awards in the form of three-year pro rata vesting restricted stock grants in order to reward our NEOs for increasing shareholder value and to motive and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. In addition, restricted stock is less dilutive to our shareholders than options because value to the employee can be achieved with fewer shares and can also provide a better incentive to our executives than stock options because restricted stock always maintains some intrinsic value and aligns the interests of our executives with those of our shareholders;

•

Providing the option for NEOs to receive 40% of the total long-term incentive award in the form of cash that vests annually with the tandem restricted stock awards in order for our NEOs to pay the associated tax liability and avoid having our NEOs otherwise sell or pledge the shares in order to pay such liability; and

•	Our executives have employment agreements that do not provide for tax gross-ups and do not have single triggers in the event of a change-of-control.

For a further description of our executive compensation programs, please see the disclosure under the heading “Executive Compensation” above.

Our board of directors would like the support of our shareholders for the compensation of our NEOs as disclosed in this proxy statement. Accordingly, for the reasons discussed above, our compensation committee recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement.”

The compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this proxy statement will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution, assuming a quorum exists. Abstentions will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast for this purpose.

This advisory vote on the compensation of our NEOs is not binding on our company, our board of directors or the compensation committee of the board. However, the board and the compensation committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.

RECOMMENDATION: Our compensation committee recommends a vote for approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables and narrative discussion contained in this proxy statement.

DIRECTOR COMPENSATION

During fiscal 2015, we offered the following compensation program for our non-employee directors: (a) an annual retainer of $40,000, payable in cash or shares of our Common Stock at the election of the recipient; (b) an annual restricted stock grant, vesting ratably over three years, with a grant date fair value of $45,000; (c) an annual retainer of $40,000 for the chairman of our board of directors, payable in cash or shares of Common Stock at the election of the recipient; (d) an annual retainer of $20,000 for the chairmen of our ad hoc litigation committee, payable in cash or shares of Common Stock at the election of the recipient; (e) an annual retainer of $30,000 for the chairman of our audit and finance committee of our board of directors, payable in cash or shares of Common Stock at the election of the recipient; (f) an annual retainer of $20,000 for the chairmen of the compensation committee, payable in cash or shares of Common Stock at the election of the recipient and (g) an annual retainer of $10,000 for the chairmen of the nominating and corporate governance committee of our board of directors, payable in cash or shares of Common Stock at the election of the recipient. In fiscal 2016, the compensation program for our non-employee directors is unchanged from fiscal 2015 except that the annual restricted stock grant may be paid 60% in three-year pro rata vesting restricted stock and 40% of three-year pro rata vesting restricted cash that vests in tandem with the restricted stock at the election of the recipient. In addition, upon the recommendation of our compensation committee and the approval of our board of directors, any non-employee director who voluntarily retires from the board prior to the end of his or her stated term or who voluntarily decides not to stand for re-election at the end of his or her stated term will be entitled to (i) continued vesting of up to all of his or her then outstanding unvested restricted stock and options on the dates when such vesting would otherwise occur if such director remained on the board on such dates and/or (ii) a services fee of $200 per hour for any time spent at our request on company-related matters, plus reimbursement for all out-of-pocket expenses, in each instance, subject to such additional terms and conditions, if any, as may be determined necessary or appropriate by our compensation committee and our board of directors.

Our compensation committee did not engage a compensation consultant to establish the compensation program for our non-employee directors. However, the committee reviewed the National Association of Corporate Directors (NACD) Director Compensation Report, which provided a comprehensive report on director pay practices across a wide range of industries and company sizes, to determine the appropriate compensation levels for our non-employee directors. In order to attract potential new independent directors in the future, our board of directors has retained the flexibility to make an initial stock option or other form of equity-based grant or a cash award to any such new non-employee directors upon joining our board.

All non-management directors are required to own at least 25,000 shares. Directors are permitted to satisfy these ownership guidelines with shares of our Common Stock that they acquire through the exercise of stock options or other similar equity-based awards, through retention upon vesting of restricted shares or other similar equity-based awards and through direct share purchases. Our directors who were directors at the time of the adoption of the amended guidelines have until the fifth anniversary of the adoption to satisfy the ownership requirement. Newly elected directors will have until the fifth anniversary of their election to satisfy the ownership requirement. All of our directors have either satisfied the ownership requirement or have additional time to do so.

Director Compensation for Fiscal 2015

The following table summarizes the compensation of our non-employee directors for fiscal 2015. Directors who are also employees did not receive any compensation for their service as directors and they are therefore omitted from the table. We reimbursed each of our directors, including our employee directors, for expenses incurred in connection with attendance at meetings of our board and its committees.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Michael W. Altschaefl	70,000	45,003	—	115,003
Kenneth L. Goodson, Jr.	40,000	45,003	—	85,003
Tryg C. Jacobson	40,000	45,003	—	85,003
James D. Leslie	40,000	45,003	—	85,003
James R. Kackley	80,000	45,003	—	125,003
Elizabeth Gamsky Rich	40,000	45,003	—	85,003
Thomas N. Schueller	50,000	45,003	—	95,003
Mark C. Williamson	80,000	45,003	—	125,003

(1)	As permitted under our compensation program for non-employee directors, the following directors elected to receive the following portions of their fiscal 2015 retainer in shares of our Common Stock: Michael W. Altschaefl — $43,750 (9,351 shares); Kenneth L. Goodson, Jr. — $35,000 (7,490 shares); Tryg C. Jacobson — $10,000 (1,912 shares); James D. Leslie — $40,000 (8,675 shares); and Elizabeth Gamsky Rich. — $2,500 (503) shares.

(2)	Represents the grant date fair value of the awards pursuant to ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal year ended March 31, 2015.

(3)	The option awards outstanding as of March 31, 2015 for each non-employee director were as follows: Mr. Altschaefl held options to purchase 110,462 shares of our Common Stock; Mr. Jacobson held options to purchase 85,259 shares of our Common Stock; Mr. Kackley held options to purchase 175,605 shares of our Common Stock; Ms. Gamsky Rich held options to purchase 105,171 shares of our Common Stock; Mr. Schueller held options to purchase 105,171 shares of our Common Stock; and Mr. Williamson held options to purchase 115,754 shares of our Common Stock, Mr. Goodson held options to purchase 36,568 shares of our Common Stock; and Mr. Leslie held options to purchase 36,568 shares of our Common Stock. All options vest ratably over a three-year continued board service period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 10, 2015, by:

•	each person (or group of affiliated persons) known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days of June 10, 2015, through the exercise of any warrant, stock option or other right. Except as noted by footnote, and subject to community property laws where applicable, we believe that the shareholders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Information is based on 27,551,188 shares outstanding as of June 10, 2015.

Except as set forth below, the address of all shareholders listed under “Directors and executive officers” is c/o Orion Energy Systems, Inc. 2210 Woodland Drive, Manitowoc, WI 54220.

	Shares Beneficially Owned
	Number	Percentage of Outstanding
Directors and executive officers
John Scribante(1)	655,208	2.3%
Michael J. Potts(2)	605,839	2.2%
Scott R. Jensen(3)	236,643	*
Marc Meade(4)	46,149	*
James R. Kackley(5)	432,106	1.6%
Michael W. Altschaefl(6)	201,670	*
Kenneth L. Goodson, Jr.(7)	61,096	*
Tryg C. Jacobson(8)	120,149	*
James D. Leslie(9)	62,355	*
Elizabeth G. Rich(10)	102,723	*
Thomas N. Schueller(11)	110,050	*
Mark C. Williamson(12)	132,136	*
All current directors and executive officers as a group (12 individuals)(13)	2,762,124	9.5%

Principal shareholders
Ariel Investments, LLC(14)	3,919,208	14.2%

*	Indicates less than 1%.

(1)	Consists of (i) 143,819 shares of Common Stock owned directly; (ii) 23,815 shares of Common Stock owned by Garden Villa on 3rd LLP; (iii) 42,333 shares of Common Stock held in the TMS Trust; (iv) 5,000 shares of restricted Common Stock vesting on June 18, 2015 and (v) 445,241 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 90,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 244,079 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(2)	Consists of (i) 475,972 shares of Common Stock; (ii) 129,867 shares of Common Stock issuable upon the exercise of options and (iii) 5,000 shares of restricted Common Stock vesting on June 18, 2015. The number does not include (i) 10,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 131,885 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(3)	Consists of (i) 53,053 shares of Common Stock; (ii) 183,590 shares of Common Stock issuable upon the exercise of options and (iii) 2,500 shares of restricted Common Stock vesting on June 18, 2015. The number does not include (i) 5,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 112,521 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(4)	Consists of (i) 15,149 shares of Common Stock and (ii) 31,000 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 39,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 86,649 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(5)	Consists of (i) 225,834 shares of Common Stock; (ii) 163,416 shares of Common Stock issuable upon the exercise of options; and (iii) 50,000 shares of Common Stock beneficially owned by Mr. Kackley’s grandchildren. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(6)	Consists of (i) 103,398 shares of Common Stock; and (ii) 98,273 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 27,505 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(7)	Consists of (i) 36,718 shares of Common Stock; and (ii) 24,379 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(8)	Consists of (i) 47,080 shares of Common Stock; and (ii) 73,070 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(9)	Consists of (i) 40,185 shares of Common Stock; and (ii) 24,379 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 27,505 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(10)	Consists of (i) 9,741 shares of Common Stock and (ii) 92,983 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(11)

Consists of (i) 3,572 shares of Common Stock, (ii) 2,000 shares held as trustee of a living trust, (iii) 11,496 shares of Common Stock held in an IRA and (iv) 92,983 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(12)	Consists of (i) 28,572 shares of Common Stock and (ii) 103,565 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 12,189 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 19,360 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(13)	Includes 1,462,746 shares of Common Stock issuable upon the exercise of options and 12,500 shares of restricted Common Stock. The number does not include (i) 241,512 shares of Common Stock subject to options that will not become exercisable within 60 days of June 10, 2015 and (ii) 746,304 shares of restricted Common Stock that do not vest within 60 days of June 10, 2015.

(14)	The address of Ariel Investments, LLC, which we refer to as “Ariel,” is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. Other than share ownership percentage information, the information set forth is as of December 31, 2014, as reported by Ariel in its Amendment No. 4 to Schedule 13G filed with us and the SEC. Ariel has sole voting power as to 2,633,650 shares and sole dispositive power over 3,919,208 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who beneficially own more than ten percent of our common stock, no par value per share (which we refer to as our “Common Stock”), to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of our Common Stock with the SEC. The SEC requires executive officers, directors and greater than ten percent shareholders to furnish us with copies of all these forms filed with the SEC.

To our knowledge, based solely upon our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that all of our executive officers and directors complied with their reporting obligations during fiscal 2015, except that each of Ms. Rich and Messrs. Altschaefl, Goodson, Jacobson and Leslie inadvertently filed a late Form 4 on January 15, 2015 reporting the receipt of shares of our common stock in lieu of directors’ fees.

Policies and Procedures Governing Related Person Transactions

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our board of directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our Common Stock or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our audit and finance committee certain information relating to related person transactions for review, approval or ratification by our audit and finance committee. In making a determination about approval or ratification of a related person transaction, our audit and finance committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the committee to be in our best interests. Our audit and finance committee may take into account the effect of a director’s related person transaction on the director’s status as an independent member of our board of directors and eligibility to serve on committees of our board under SEC rules and the listing standards of the NYSE MKT and the Nasdaq Capital Market. Any related person transaction must be disclosed to our full board of directors.

Related Person Transactions

We had no related person transactions that occurred in fiscal year 2015.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Our audit and finance committee has adopted certain pre-approval categories for each fiscal year. These categories relate to auditor assistance with periodic filings with the SEC, auditor assistance with board approved capital raising or debt financing, auditor assistance with board approved acquisitions, auditor assistance with due diligence, required responses to SEC comment letters, and auditor assistance with routine tax matters.

We, the members of the audit and finance committee, represent the following:

1. As required by our charter, we reviewed the company’s financial statements for the fiscal year 2015 and met with management, as well as representatives of BDO USA, LLP, the company’s independent registered public accounting firm (which we refer to as “BDO”) for fiscal year 2015, to discuss the financial statements.

2. We also discussed with members of BDO the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended.

3. In addition, we received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit and finance committee concerning independence, and discussed with members of BDO their independence from management and the company.

4. Based on these discussions, the financial statement review and other matters we deemed relevant, we recommended to the company’s board of directors that the company’s audited financial statements for the fiscal year 2015 be included in the company’s Annual Report on Form 10-K for the year ended March 31, 2015.

Respectfully submitted by the audit and finance committee:

Michael W. Altschaefl, Chair

Kenneth L. Goodson, Jr.

James R. Kackley

Thomas N. Schueller

Mark C. Williamson

Principal Accountant Services and Fees

BDO serves as our independent registered public accounting firm. Representatives of BDO are expected to be present at our annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table presents fees billed by BDO for professional services rendered for the audit of our annual financial statements for fiscal 2015 and fiscal 2014 and fees billed for other services rendered during fiscal 2015 and fiscal 2014:

	Fiscal 2015	Fiscal 2014
Audit fees(1)	$403,682	$407,906
Audit-related fees(2)	—	$170,771
Tax fees	—	—
All other(3)	—	—

Total fees	$403,682	$578,677

(1)	Represents the aggregate fees billed for the integrated audit of our fiscal 2015 and 2014 financial statements, respectively, review of quarterly financial statements and attendance at audit committee meetings and shareholder meetings.

(2)	Represents the aggregate fees related to the acquisition of Harris.

Audit Committee Pre-Approval Policy

The audit and finance committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The audit and finance committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit and finance committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The audit and finance committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table above was compatible with maintaining the independence of BDO and is of the opinion that the provision of these services was compatible with maintaining BDO’s independence.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit and finance committee has selected BDO USA, LLP (which we refer to as “BDO”) to be our independent registered public accounting firm for our fiscal year 2016. In selecting BDO to be our independent registered public accounting firm for the fiscal year 2016, our audit and finance committee considered the results from its review of BDO’s independence, including (i) all relationships between BDO and our company and any disclosed relationships or services that may impact BDO’s objectivity and independence; (ii) BDO’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the BDO engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our audit and finance committee charter does not require that our shareholders ratify the selection of BDO as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our shareholders do not ratify the selection, our audit and finance committee may reconsider whether to retain BDO, but still may retain the firm. Even if the selection is ratified, our audit and finance committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

RECOMMENDATION OF THE BOARD: The board recommends a vote for the approval of the ratification of BDO USA, LLP as our independent registered public accounting firm for our fiscal year 2016.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom a copy of this proxy statement has been delivered, upon written or oral request, a copy of our Annual Report on Form 10-K for our fiscal year ended March 31, 2015. Requests should be made to our board secretary at our principal executive offices located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220; telephone number (800) 660-9340.

SHAREHOLDER PROPOSALS

We did not receive any shareholder proposals for inclusion in this year’s proxy statement. All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) for presentation at our 2016 annual meeting of shareholders must be received at our offices located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, by February 20, 2016, for inclusion in our proxy statement for our 2014 annual meeting.

A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or nominate a director at our 2016 annual meeting must comply with the requirements set forth in our bylaws. Among other things, a shareholder must give written notice to our board secretary on or before December 31, 2015, unless our 2016 annual meeting is on or after May 1, 2016, in which case notice must be received not later than the close of business on the day which is determined by adding to December 31, 2015 the number of days starting with May 1, 2016 and ending on the date of the 2015 annual meeting. By way of example, if our 2016 annual meeting takes place on August 5, 2016, then such notice to be timely must be received not later than the close of business on April 6, 2016.

If the notice is not timely received in accordance with the foregoing, then we are not required to present such proposal at the 2016 annual meeting because the notice will be considered untimely. If our board of directors chooses to present such a shareholder proposal submitted after its due date at the 2016 annual meeting, then the persons named in proxies solicited by our board of directors for the 2016 annual meeting may exercise discretionary voting power with respect to such proposal.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with our board or with particular directors may send correspondence to our board secretary at Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our board secretary will forward all appropriate communications to our board or to particular directors as directed or as appropriate. Shareholders may also communicate directly with non-management directors of our board by directing communications to Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220, Attn: Chairman of the Board.

MAILINGS TO HOUSEHOLDS

To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. upon written request, we will promptly deliver a separate copy of any annual report or proxy statement to a shareholder at a shared address.

If you wish to receive separate copies of each proxy statement and annual report please notify us by writing or calling our board secretary at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, telephone number (800) 660-9340. If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling our board secretary.

PROXY SOLICITATION

We will bear the costs of solicitation of proxies for our annual meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from shareholders by telephone, telegram, in person or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Brokers, nominees, fiduciaries, and other custodians who are requested to forward soliciting material to the beneficial owners of our Common Stock held of record by them will be reimbursed for their reasonable expenses.

YOUR VOTE IS IMPORTANT.

THE PROMPT RETURN OF PROXIES WILL SAVE OUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

Shareowner Services P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE – www.proxypush.com/oesx
Use the Internet to vote your proxy until 12:00 p.m. (CT) on August 4, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on August 4, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Mark C. Williamson 02 Michael W. Altschaefl	03 Anthony L. Otten 04 Tryg C. Jacobson	☐ Vote FOR all nominees (except as marked) ☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement.			☐ For ☐ Against	☐ Abstain

3.	Ratification of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016.			☐ For ☐ Against	☐ Abstain

4.	On such other matters that may properly come before the annual meeting in accordance with the best judgment of the persons named as proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE FOUR DIRECTOR NOMINEES INDICATED ABOVE AND FOR ITEMS 2 AND 3. IT WILL ALSO BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change? Mark box, sign, and indicate changes below: ☐				Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

ORION ENERGY SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 5, 2015

1:00 p.m. (Local Time)

Live Meeting Webcast available through our website: www.oesx.com.

U.S. Bank Center – 40th Floor

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

ORION ENERGY SYSTEMS, INC. 2210 Woodland Drive Manitowoc, Wisconsin 54220	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 5, 2015.

The undersigned hereby appoints John H. Scribante and Scott R. Jensen, and each of them, proxies with full power of substitution to vote all shares of Common Stock of Orion Energy Systems, Inc. of record in the name of the undersigned at the close of business on June 10, 2015 at the Annual Meeting of Shareholders of Orion Energy Systems, Inc. to be held on August 5, 2015, or at any adjournment or postponement thereof.

I further acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement and the Annual Report on Form 10-K, and I hereby revoke any other proxy I may have executed previously for the 2015 Annual Meeting of Shareholders.

See reverse for voting instructions.